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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 13, 2000


                                    eFax.com
             (Exact name of registrant as specified in its charter)


          Delaware                     000-22561                77-0182451
(State or other jurisdiction     (Commission File No.)        (IRS Employer
      of incorporation)                                     Identification No.)

                                1378 Willow Road
                          Menlo Park, California 94025
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (650) 324-0600


                            -------------------------
          (Former name or former address, if changed since last report)



Item 5. Other Events

Merger Agreement

        On July 13, 2000, eFax.com (the "Company") entered into a merger agreement (the "Merger Agreement") with JFAX.COM, Inc. ("JFAX"), a unified Internet communications company, and JFAX.COM Merger Sub, Inc., a newly formed subsidiary of JFAX (the "Merger Sub"). Under the terms of the Merger Agreement, the Company has agreed to merge with the Merger Sub (the "Merger") and become a wholly owned subsidiary of JFAX. As consideration for the Merger, the Company's stockholders would receive the following:

        - For each share of the Company's common stock, par value $.01 per share (the "Common Stock"), its holder would receive a fraction of a share of JFAX



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                Common Stock, par value $0.01 per share ("JFAX Common Stock"), determined by the conversion number included in Annex A to this report (the "Conversion Number").

        - For each share of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Shares"), outstanding at the time of the Merger, its holder would receive 4,922.75 shares of JFAX Common Stock (collectively if all 1,447 Series D Shares are outstanding at the time of the Merger, 7,123,219 shares), which amount will increase between July 12, 2000 and the time of the Merger at an annualized rate of 3.5%. The holders of the preferred stock (the "Investors") have agreed to receive a warrant to acquire shares of JFAX Common Stock under the circumstances described below under "Agreement with Investors" instead of a portion of the JFAX Common Stock which they would otherwise have a right to receive as consideration for the Merger.

        - The holders of the Common Stock and the Series D Shares will receive cash in lieu of fractional shares of JFAX Common Stock.

        Because the consideration to be received by the Investors is a fixed amount, subject to the 3.5% annualized rate of increase, any increase or decrease in the total consideration received in the Merger will only affect the holders of the Common Stock. The Conversion Number will vary depending on:

        - The amount outstanding under the term loan agreement between the Company and JFAX (the "Term Loan Agreement") on the closing date for the Merger. Under the Term Loan Agreement, the Company, subject to satisfying the conditions contained in the Term Loan Agreement, may borrow up to $5 million from JFAX;

        - On the closing date of the Merger, the amount of cash which the Company has (other than cash from the sale of certain assets of the Company), the amount of certain of the Company's prepaid expenses and the amount of the Company's overdue payables;

        - The number, if any, of the shares of Common Stock into which the Series D Shares are converted prior to the time of the Merger; and

        -       The timing of the Merger.

        For example only, for each share of Common Stock, a stockholder of the Company would receive 0.281 shares of JFAX Common Stock (collectively, 3,801,645 shares) if:




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        -       $5 million is outstanding under the Term Loan Agreement on the closing date for the Merger;

        - On the closing date of the Merger, the Company has no cash on hand and it has no prepaid expenses or accounts payable which affect the Conversion Number; and

        -       the Merger occurs on October 31, 2000.

        As of the date of this report, the Company has borrowed $2,250,000 under the Term Loan Agreement.

        In the event that the Merger does not occur and the Company, within two years of the termination of the Merger discussions with JFAX, is acquired by another entity or the Company receives at least $5 million from a securities offering or offerings, the Company will be required to pay JFAX an amount equal to:

        -       1,750,000, times

        - The fair market value of one share of the Common Stock at the time of the acquisition or the securities offering, less $0.10.

        The 1,750,000 amount will be reduced to 750,000 if the termination of the Merger Agreement occurs because JFAX's stockholders do not approve the Merger or if JFAX materially breaches the Merger Agreement.

        If the Company is acquired by another entity, it must pay the amount to JFAX promptly following the consummation of the acquisition. If the Company does a securities offering, it is required to make the payment within 270 days of the offering.

        The consummation of the Merger will depend upon the approval of the Merger by both the holders of a majority of the outstanding shares of Common Stock and the holders of a majority of the JFAX Common Stock being voted at the meeting to approve the Merger. To complete the Merger, the Company and JFAX must also fulfill the other conditions required by the Merger Agreement. Prior to the stockholders' meetings, a registration statement on Form S-4 must be filed with the Securities and Exchange Commission and be declared effective. If all of the required conditions are met, the Merger is expected to be completed in the fourth quarter of 2000.

        The details of the Merger and the Merger Agreement are more fully presented in the Merger Agreement which is attached as Exhibit 2.1 to this report.


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Agreements with Investors

        On July 13, 2000, the Company entered into an exchange agreement (the "Exchange Agreement") with the Investors and the Company and JFAX entered into a side agreement (the "Side Agreement") with the Investors. Under the terms of the Exchange Agreement, the Series B Convertible Preferred Stock held by the Investors will be converted into an equal number of Series D Shares. The exchange is expected to occur by July 17, 2000.

        Under the terms of the Side Agreement, each Investor has agreed that as consideration for the Merger it would receive:

        - Shares of JFAX Common Stock to the extent that such shares held by the Investor and its affiliates do not exceed 10% (the "10% Limitation") of the total outstanding shares of JFAX Common Stock immediately following the Merger; and

        - A warrant, exercisable for JFAX Common Stock at $0.01 per share, to acquire the number of shares of JFAX Common Stock which could not be acquired because of the 10% Limitation.

        The Conversion Number will be unaffected by whether the Investors receive shares of JFAX Common Stock or a warrant to acquire shares of JFAX Common Stock.

        In addition, the Side Agreement provides that JFAX will file a resale registration statement to permit the Investors to resell any shares of JFAX Common Stock which the Investors may acquire upon the exercise of the warrant. The Investors also have agreed to waive any appraisal rights which they may have in connection with the Merger.

        Under the terms of the Certificate of Designations, Preferences and Rights of the Series D Shares, the holders of the shares have the right to require the Company to redeem the Series D Shares for cash in certain events, including if the total consideration payable to the holders of the Common Stock is more than 4.8 million shares of JFAX Common Stock.

Agreement with IGC

        On June 30, 2000, the Company and JFAX entered into an Agreement of Understanding (the "Agreement of Understanding") with Integrated Global Concepts, Inc. ("IGC"). IGC has been providing the Company with development and co-location services necessary for the Company's operations. The Agreement of Understanding provides that at the time of the closing of the Merger:

        - IGC will grant the Company a license to certain software developed by IGC which the Company uses in its operations.




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        -       IGC will waive all claims which it may have against the Company in connection with development services it has previously provided to the Company.

        - JFAX will issue 2,000,000 shares of JFAX Common Stock to IGC. In addition, the Agreement of Understanding provides that JFAX will file a resale registration statement to permit IGC to resell the shares of JFAX Common Stock which it is acquiring.

        The Agreement of Understanding was entered into as a result of the Company's desire to acquire a license to the software developed by IGC, to pay IGC for development work performed by IGC for which IGC claimed it had not received adequate compensation, and to ensure the provision of certain transition services.

Nasdaq National Market Listing

        The Company has been notified by The Nasdaq Stock Market that it no longer complies with the requirements for continued listing. At a Nasdaq qualifications hearing held on July 13, 2000, the Company appealed this determination. In its appeal, the Company requested that Nasdaq permit the continued listing of the Company's Common Stock pending the completion of the Merger. Nasdaq is expected to render its decision over the next several weeks and the Company is cooperating with Nasdaq in its decision-making process. The Company cannot provide any assurance that its appeal to remain listed on The Nasdaq National Market will be successful and, if successful, that the Company will not be delisted at some later time. In the event of a delisting, the Company will attempt to have its Common Stock listed on the Nasdaq SmallCap Market or the over-the-counter electronic bulletin board sponsored by Nasdaq. In such event, investors may find it more difficult to trade in the Company's Common Stock or to obtain accurate, current information concerning market prices.



                       NOTE TO FORWARD-LOOKING STATEMENTS

        The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding the timing of the Merger, the Company's expected borrowings under the Term Loan Agreement and the calculation of the Conversion Number which are intended to be forward-looking statements within the meaning of the Securities Act and the Exchange Act. All forward-looking statements included in this report are based on information available to the Company on the date of this document, and the Company assumes no obligation to update any forward-looking statements. Investors are cautioned that any forward-looking




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statements are not guarantees of future results and are subject to risks and uncertainties that actual results may differ materially from those included in the forward-looking statements as a result of various factors. Factors that could affect the Conversion Number include those affecting the Company's cash flow and the timing of the closing of the transaction. Factors that could affect the date of the Merger include (a) events that could affect the date of any filing of the registration statement on Form S-4; (b) events that could affect the timing of the effectiveness of the registration statement, including substantive issues raised by the Securities and Exchange Commission; (c) the Company's or JFAX's inability to obtain a quorum or the required affirmative vote for the respective stockholders meetings; and (d) difficulty in obtaining approvals from third parties, including governmental entities, which may be necessary to meet the conditions required to complete the Merger. Factors that could affect the amount which the Company borrows under the Term Loan Agreement include (a) the timing of the Merger; (b) any factor affecting the Company's liquidity, including revenues from operations and unexpected expenses; and (c) the Company's ability to meet the conditions of the Term Loan Agreement in order to be able to borrow additional amounts.

Item 7. Financial Statements and Exhibits

        (c)     Exhibits

        2.1 Agreement and Plan of Merger among JFAX.COM, Inc., JFAX.COM Merger Sub, Inc. and the Company, dated July 13, 2000.

        3.1 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company.

        3.2 Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the Company.

        4.1 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (Filed as Exhibit 3.1 hereto).

        4.2 Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the Company (Filed as Exhibit 3.2 hereto).

        10.1 Side Agreement among the Company, JFAX.COM, Inc., Wingate Capital Ltd. and Fisher Capital Ltd., dated July 13, 2000.

        10.2 Agreement of Understanding among the Company, JFAX.COM, Inc. and Integrated Global Concepts, Inc., dated June 30, 2000.

        10.3 Exchange Agreement, between the Company and the current holders of the Registrant's Series B Convertible Preferred Stock, dated as of July 13, 2000.




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        10.4 First Amendment to Term Loan Agreement, between the Company and
JFAX.COM, Inc., dated July 13, 2000.

        10.5 Allonge to Promissory Note made by the Company in favor of JFAX.COM, Inc., dated July 13, 2000.

        99.1 Press Release, dated July 14, 2000, relating to the proposed merger of the Company and JFAX.COM, Inc.

        99.2 Press Release, dated July 14, 2000, relating to the listing of the Company's Common Stock on The Nasdaq National Market.



                                   SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EFAX.COM



                                             /s/ TODD J. KENCK
                                             ----------------------------------
                                             Todd J. Kenck
                                             Vice President of Finance
                                             and Chief Financial Officer





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                                                                         ANNEX A



The exchange ratio, or the number of shares of JFAX Common Stock into which each share of the Company's Common Stock shall be convertible, and for which each share of the Company's Common Stock shall be exchanged, shall be determined by the following formula:


        CN   =    11,000,000    +    $5,000,000 - LA + M - O$
                  ----------         -----------------------
                       N                  FMV(J)  x  N

                Where:

        CN = the Conversion Number (the second of the fractions comprising CN may be a negative number).


                        LA = the sum of (x) the amount of loan proceeds disbursed under the Term Loan Agreement as of the closing date for the Merger (the "Closing Date") which have not been repaid and (y) the amount of payables of the Company that are 45 days or more past due as of the Closing Date.

                        FMV(J) = the average closing price of the JFAX Common Stock for the five trading days beginning on and including the seventh trading day prior to the Closing Date.

                        M = the sum of (x) cash on hand at the Company as of the Closing Date (but not including any cash deposited or required under the terms of the Term Loan Agreement to be deposited into the Asset Sales Account (as defined in the Term Loan Agreement) plus (y) any of the Company's prepaid rents and insurance premiums (but only to the extent a pro-rata refund of any such premium is available as to insurance policies (other than the Company's D&O insurance policy) which will be cancelled, at the election of JFAX or otherwise, following the closing) as of closing (in no event will M exceed LA).

        O$ = the amount of any cash received by the Company upon (a) exercise of employee stock options under the Company's stock option plans, (b) purchases pursuant to the Company's employee stock purchase plan, or (c) exercise of the Company's warrants during the period between July 13, 2000 and the date of the Merger.




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        N = an amount equal to the sum of (w) 13,520,895 (the number of outstanding shares of Common Stock on July 13, 2000), plus (x) shares of Common Stock, if any, issued upon conversion of the Series D Shares during the period between the date hereof and the time immediately prior to the time of the Merger, plus (y) any other shares of the Common Stock issued during the period between the date hereof and the time immediately prior to the Merger, except any shares issued (a) upon exercise of employee stock options under the Company's stock option plans, (b) upon purchase pursuant to the Company's employee stock purchase plan, or (c) upon exercise of the Company's warrants, plus (z) the total number of shares of Common Stock that would be issuable upon the conversion of the Series D Shares that remain outstanding immediately prior to the Merger, assuming that all such Series D Shares were then converted.



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